Exhibit 4.2

VOTING AND IRREVOCABLE PROXY AGREEMENT

This Voting and Irrevocable Proxy Agreement (this “Agreement”) is made as of the 26th day of January, 2006, among Marquee Holdings Inc., a Delaware corporation (the “Company”), J.P. Morgan Partners (BHCA), L.P., a Delaware limited partnership (“JPMP BHCA”), J.P. Morgan Partners Global Investors, L.P., a Delaware limited partnership (“JPMP Global”), J.P. Morgan Partners Global Investors (Cayman), L.P., a Cayman limited partnership (“JPMP Cayman”), J.P. Morgan Partners Global Investors (Cayman) II, L.P., a Cayman limited partnership (“JPMP Cayman II”), J.P. Morgan Partners Global Investors (Selldown), L.P., a Delaware limited partnership (“JPMP Selldown”), AMCE (Ginger), L.P., a Delaware limited partnership (“Ginger”), AMCE (Luke), L.P., a Delaware limited partnership (“Luke”) and AMCE (Scarlett), L.P., a Delaware limited partnership (“Scarlett”, and together with JPMP BHCA, JPMP Global, JPMP Cayman, JPMP Cayman II, JPMP Selldown, Ginger, Luke, and any of their respective Permitted Transferees, the “JPMP Investors”), Apollo Investment Fund V, L.P., a Delaware limited partnership (“Apollo Fund V”), Apollo Overseas Partners V, L.P., a Cayman Island exempted limited partnership (“Apollo Overseas”), Apollo Netherlands Partners V(A), L.P., a Cayman Island exempted limited partnership (“Apollo Netherlands V(A)”), Apollo Netherlands Partners V(B), L.P., a Cayman Island exempted limited partnership (“Apollo Netherlands V(B)”), Apollo German Partners V GmbH & Co KG, a German limited partnership (“Apollo German Partners” and, together with Apollo Fund V, Apollo Overseas, Apollo Netherlands V(A) and Apollo Netherlands V(B), and any of their respective Permitted Transferees, the “Apollo Investors”), and the other entities listed on Schedule 1 attached hereto (together with any of their respective Permitted Transferees and any Permitted Transferees of the Apollo Investors or JPMP Investors who hold Shares but are no longer members of a Principal Investor, the “Other Marquee Investors”, and together with the JPMP Investors and Apollo Investors, the “Stockholders” and each individually, a “Stockholder”).

RECITALS

WHEREAS, the Company and LCE Holdings, Inc., a Delaware corporation (“LCE Holdings”), are parties to that certain Agreement and Plan of Merger, dated as of June 20, 2005 (the “Merger Agreement”), pursuant to which LCE Holdings will be merged with and into the Company, with the Company remaining as the surviving corporation (the “Merger”); and

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, each of the Stockholders will receive shares of Class A-1 and Class A-2 Common Stock of the Company, par value $0.01 per share (respectively, the “Class A-1 Common Stock” and the “Class A-2 Common Stock”, and collectively, the “Class A Common Stock”), which shares, as of the Effective Time (as defined in the Merger Agreement) will be all of the issued and outstanding shares of Class A Common Stock; and

WHEREAS, the Second Amended and Restated Certificate of Incorporation of the Company (the “Company Charter”) confers upon the holders of the Class A-1 Common Stock the exclusive right to elect and appoint up to four (4) directors (the “Class A-1 Directors”) to the Company’s Board of Directors (the “Board”); and

1

WHEREAS, the Company Charter confers upon the holders of the Class A-2 Common Stock the exclusive right to elect and appoint one (1) director (the “Class A-2 Director”) to the Board; and

WHEREAS, the Stockholders wish to agree among themselves as to the designation of the directors to be elected and appointed to the Board by the holders of the Class A Common Stock.

AGREEMENT

NOW, THEREFORE, the parties hereby agree as follows:

1.             Shares Subject to Agreement.  Each Stockholder agrees to hold all of its shares of Class A Common Stock and any other of its shares of capital stock of the Company, whether now owned or hereafter acquired (hereinafter referred to as the “Shares”), subject to, and to vote the Shares in accordance with, the provisions of this Agreement.

2.             Election of Board.  Notwithstanding Section 4, from and after the Effective Time, at each annual or special meeting at which any directors of the Company are to be elected, and whenever the stockholders of the Company act by written consent with respect to the election of directors, each Stockholder, severally and not jointly, agrees to vote or otherwise give such Stockholder’s consent in respect of all Shares held of record or beneficially owned by such Stockholder, and the Company agrees to take all necessary and desirable actions within its control, in order to cause:

2.1           the authorized number of directors on the Board to be nine (9) directors, or such greater number to which the membership of the Board may be increased in accordance with Section 2 of Article Fifth of the Company Charter, in each case, subject to reduction in accordance with Sections 2.2(a), 2.2(b) and 2.3(b) herein and Section 3 of Article Fifth of the Company Charter;

2.2           the election to the Board of:

(a)           that number of Class A-1 Directors designated by the JPMP Investors (each, a “JPMP Designee”) which when added to the number of JPMP Designees who are then directors and will continue to serve as directors without regard to such annual or special meeting or action by written consent equals: (i) two (2) JPMP Designees so long as the JPMP Investors collectively own Shares representing at least twenty-five percent (25%) of the Initial Investor Shares owned by the JPMP Investors; or (ii) one (1) JPMP Designee so long as the JPMP Investors collectively own Shares representing at least five percent (5%) but less than twenty-five percent (25%) of the Initial Investor Shares owned by the JPMP Investors; provided, that the JPMP Investors shall not have the right to designate any JPMP Designees if the JPMP Investors collectively own Shares representing less than five percent (5%) of the Initial Investor Shares owned by the JPMP Investors; provided, further, that for as long as either JPMP Selldown or JPMP Global owns any Shares and the JPMP Investors have the right to designate at least one (1) JPMP Designee pursuant to this Section 2.2(a), (x) if the JPMP Investors have the right to designate two JPMP Designees, one such JPMP Designee shall be designated by JPMP Selldown (so long as JPMP Selldown owns Shares) and one such JPMP Designee shall be designated by

JPMP Global (so long as JPMP Global owns Shares) and (y) if the JPMP Investors have the right to designate one JPMP Designee, such JPMP Designee shall be designated by JPMP Selldown or, in the event that JPMP Selldown does not own Shares and JPMP Global does own Shares, by JPMP Global;

(b)           that number of Class A-1 Directors designated by the Apollo Investors (each, an “Apollo Designee”) which when added to the number of Apollo Designees who are then directors and will continue to serve without regard to such annual or special meeting or action by written consent equals: (i) two (2) Apollo Designees so long as the Apollo Investors collectively own Shares representing at least twenty-five percent (25%) of the Initial Investor Shares owned by the Apollo Investors; or (ii) one (1) Apollo Designee so long as the Apollo Investors collectively own Shares representing at least five percent (5%) but less than twenty-five percent (25%) of the Initial Investor Shares owned by the Apollo Investors; provided, that the Apollo Investors shall not have the right to designate any Apollo Designees if the Apollo Investors collectively own Shares representing less than five percent (5%) of the Initial Investor Shares owned by the Apollo Investors; provided, further, that for as long as Apollo Fund V owns any Shares and the Apollo Investors have the right to designate at least one (1) Apollo Designee pursuant to this Section 2.2(b), at least one Apollo Designee shall be designated by Apollo Fund V;

(c)           the Chief Executive Officer of the Company (the “CEO”) as the Class A-2 Director; and

(d)           upon any vacancy in the Board as a result of any JPMP Designee or Apollo Designee ceasing to be a member of the Board, whether by resignation or otherwise (but not as a result of a Transfer by either the JPMP Investors or the Apollo Investors of a number of Shares that results in the JPMP Investors or the Apollo Investors, as applicable, losing the right to designate a JPMP Designee or Apollo Designee, as applicable, pursuant to Section 2.2(a) or Section 2.2(b), as applicable), a replacement JPMP Designee or Apollo Designee designated in accordance with Section 2.2(a) or Section 2.2(b), as the case may be.

2.3           the removal (with or without cause) from the Board of:

(a)           any JPMP Designee upon the written request of the JPMP Investors, any Apollo Designee upon the written request of the Apollo Investors and the individual serving as the CEO immediately upon such individual ceasing to serve as CEO; and

(b)           in the event of any reduction in the number of JPMP Designees which the JPMP Investors are entitled to designate pursuant to Section 2.2(a) or any reduction in the number of Apollo Designees which the Apollo Investors are entitled to designate pursuant to Section 2.2(b), one or more JPMP Designees or Apollo Designees, as applicable, designated by the JPMP Investors or the Apollo Investors, as applicable, to the extent that a sufficient number of JPMP Designees or Apollo Designees, as applicable, have not resigned from the Board, it being understood and agreed that in the event of any such reduction, the JPMP Investors or Apollo Investors, as applicable, shall designate for removal, and use commercially reasonable efforts to cause the resignation or removal of, such JPMP Designees or Apollo Designees, as applicable, immediately prior to such reduction.

3.             Right Not Obligation.  The designation of JPMP Designees pursuant to Section 2.2 is a right but not an obligation of the JPMP Investors.  The right of the JPMP Investors to designate JPMP Designees may be Transferred only to Permitted Transferees; provided, that such Transfer is otherwise in accordance with this Agreement and the Stockholders Agreement.  The designation of Apollo Designees pursuant to Section 2.2 is a right but not an obligation of the Apollo Investors.  The right of the Apollo Investors to designate Apollo Designees may be Transferred only to Permitted Transferees; provided, that such Transfer is otherwise in accordance with this Agreement and the Stockholders Agreement.

4.             Voting on Other Matters.  Subject to and without limiting Section 2, as to any matter or action that requires a vote or written consent of the stockholders of the Company, whether by law or pursuant to any agreement, from and after the Effective Time:

(a)           until the fifth anniversary of the Effective Time, and for so long as there is at least one Principal Investor, each Other Marquee Investor agrees to vote, and/or to provide its written consent, in favor of such matter or action with respect to such number of Shares held by such Other Marquee Investor as is equal to the same proportion of Shares respectively held by the Principal Investors that are voted in favor of such matter; provided, that no such Other Marquee Investor shall be required to vote in favor of, or provide its written consent to, any action that would disproportionately affect such Other Marquee Investor relative to the other stockholders of the Company in any material and adverse manner;

(b)           in the event that any Other Marquee Investor entitled to vote on or provide its written consent with respect to a matter shall fail at any time to vote, or act by written consent with respect to, any Shares held of record or beneficially owned by such Other Marquee Investor or as to which such Other Marquee Investor has voting control, as agreed by such Other Marquee Investor in this Agreement, such Other Marquee Investor hereby irrevocably grants to and appoints each remaining Principal Investor such Investor’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Other Marquee Investor, to vote or act by written consent with respect to such Shares and to grant a consent, proxy or approval in respect of such Shares, in each case in such manner and to the extent as is necessary or desirable to vote such Shares as agreed to by such Other Marquee Investor in this Agreement, including Section 2.2 and Section 4(a); each Other Marquee Investor hereby affirms that the irrevocable proxy set forth in this Section 4(b) will be valid for the term of this Agreement and is given to secure the performance of the obligations of such Other Marquee Investor under this Agreement; each such Other Marquee Investor hereby further affirms that each proxy hereby granted shall, for the term of this Agreement, be irrevocable and shall be deemed coupled with an interest; and

(c)           if such matter or action has been approved by the Requisite Stockholder Majority (as defined in the Stockholders Agreement), each Stockholder agrees to take any and all actions as are reasonably necessary to effect such approved matter or action, unless such matter or action would also require the approval of such Stockholder under this Agreement, the Stockholders Agreement or the Company Charter and such approval has not been granted.

5.             Termination.  This Agreement shall terminate upon the earliest to occur of any one of the following events: (a) the liquidation, dissolution or indefinite cessation of the business operations of the Company; (b) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company; (c) unanimous written consent of the Principal Investors, (d) the date of the consummation of an Initial Public Offering; and (e) the date on which the Principal Investors no longer satisfy the conditions necessary to designate at least one Class A-1 Director to the Board pursuant to the Company Charter as in effect at the Effective Time.

6.             Definitions.

6.1           As used in this Agreement, the following terms have the following meanings:

“Agreement” has the meaning set forth in the preamble.

“Apollo Designee” has the meaning set forth in Section 2.2(b).

“Apollo Fund V” has the meaning set forth in the preamble.

“Apollo German Partners” has the meaning set forth in the preamble.

“Apollo Investors” has the meaning set forth in the preamble.

“Apollo Netherlands V(A)” has the meaning set forth in the preamble.

“Apollo Netherlands V(B)” has the meaning set forth in the preamble.

“Apollo Overseas” has the meaning set forth in the preamble.

“Board” has the meaning set forth in the recitals.

“CEO” has the meaning set forth in Section 2.2(c).

“Class A Common Stock” has the meaning set forth in the recitals.

“Class A-1 Common Stock” has the meaning set forth in the recitals.

“Class A-1 Directors” has the meaning set forth in the recitals.

“Class A-2 Common Stock” has the meaning set forth in the recitals.

“Class A-2 Directors” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the recitals.

“Company Charter” has the meaning set forth in the recitals.

“Effective Time” has the meaning set forth in the Merger Agreement.

“Ginger” has the meaning set forth in the preamble.

“Initial Investor Shares” means that number of Shares held by a Principal Investor immediately following the Effective Time, as the same may be adjusted for stock splits, stock dividends, recapitalizations, pro-rata sell-downs or similar events.

“Initial Public Offering” means the initial public offering of Stock registered on Form S-1 (or any equivalent or successor form) under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder.

“JPMP BHCA” has the meaning set forth in the preamble.

“JPMP Cayman” has the meaning set forth in the preamble.

“JPMP Cayman II” has the meaning set forth in the preamble.

“JPMP Designee” has the meaning set forth in Section 2.2(a).

“JPMP Global” has the meaning set forth in the preamble.

“JPMP Investors” has the meaning set forth in the preamble.

“JPMP Selldown” has the meaning set forth in the preamble.

“Litigation” has the meaning set forth in Section 7.2.

“LCE Holdings” has the meaning set forth in the recitals.

“Luke” has the meaning set forth in the preamble.

“Merger” has the meaning set forth in the recitals.

“Merger Agreement” has the meaning set forth in the recitals.

“Other Marquee Investors” has the meaning set forth in the preamble.

“Permitted Transferee” has the meaning set forth in the Company Charter.

“Principal Investor” means either of (i) the JPMP Investors, collectively or (ii) the Apollo Investors, collectively; provided, however, that any such Principal Investor shall cease to be a Principal Investor at such time as such Principal Investor ceases to hold Shares representing at least 25% of the Initial Investor Shares held by such Principal Investor.  For the avoidance of doubt, so long as there are two Principal Investors, references in this Agreement to “Principal Investors” shall mean both Principal Investors, and if at any time there is only one Principal Investor, references in this Agreement to “the Principal Investors” or “each Principal Investor” shall mean that sole Principal Investor then remaining.

“Shares” has the meaning set forth in Section 1.

“Stockholder” has the meaning set forth in the preamble.

“Stockholders Agreement” means that certain Second Amended and Restated Stockholders Agreement Company, dated as of the date hereof, among the Company, the JPMP Investors, the Apollo Investors, the Other Marquee Investors and the other stockholders of the Company named therein, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

“Transfer” means a transfer, sale, assignment, pledge, hypothecation or other disposition or exchange, including any Transfer of a voting or economic interest in securities or other property; and “Transferring” or “Transferred” have correlative meanings.

6.2           Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation”, (vi) each defined term has its defined meaning throughout this Agreement, whether the definition of such term appears before or after such term is used, and (vii) the word “or” shall be disjunctive but not exclusive.

6.3           References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

6.4           References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

7.             Miscellaneous.

7.1           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws, and not the law of conflicts which would result in the application of the laws of another jurisdiction, of the State of Delaware.

7.2           Submission to Jurisdiction; Waiver of Jury Trial.  Each of the parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and of the United States of America sitting in Delaware for any action, proceeding or investigation in any court or before any governmental authority (“Litigation”) arising out of or relating to this Agreement, (and agrees not to commence any Litigation relating thereto except in such court), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective notice address, as provided for in this Agreement, shall be effective service of process for any Litigation brought against it in any such court.  Each of the parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the Court of Chancery of the State of Delaware or the United States of America sitting in Delaware and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.  Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

7.3           Specific Performance.  Each party, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, shall be entitled to specific performance of each other party’s obligations under this Agreement, and each party agrees to waive any requirement for the security or posting of any bond in connection with such remedy.  The parties agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of them of the provisions of this Agreement and each hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

7.4           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, heirs, legatees, successors, and assigns and any other transferee of Shares in compliance with the Stockholders Agreement and shall also apply to any Shares acquired by Stockholders after the date hereof.

7.5           Entire Agreement.  This Agreement, the Stockholders Agreement, the Company Charter, the by-laws of the Company and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

7.6           Notices.  All notices, requests or consents provided for or permitted to be given under this Agreement shall be in writing and shall be given either by depositing such writing in the United States mail, addressed to the recipient, postage paid and certified with return receipt requested, or by depositing such writing with a reputable overnight courier for next day delivery, or by delivering such writing to the recipient in person, by courier or by facsimile transmission.  A notice, request or consent given under this Agreement shall be deemed received when actually received if personally delivered, when transmitted, if transmitted by facsimile with electronic confirmation, the day after it is sent, if sent for next day delivery and upon receipt, if sent by mail.  All such notices, requests and consents shall be delivered as follows:

(a)                           if to the JPMP Investors, addressed as follows:

J.P. Morgan Partners (BHCA), L.P. and affiliated funds

1221 Avenue of the Americas

39th Floor

New York, New York 10020
Fax:   (212) 899-3401

Attn:  Michael R. Hannon

with a copy to:

Latham & Watkins LLP

885 Third Avenue

Suite 1000

New York, NY 10022
Fax:   (212) 751-4864

Attn:  David S. Allinson

(b)                           if to the Apollo Investors, addressed as follows:

Apollo Management, L.P.

9 West 57th Street

43rd Floor

New York, New York 10019
Fax:     (212) 515-3262

Attn:    Marc Rowan

Aaron Stone

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019
Fax:   (212) 403-2000

Attn:  Daniel A. Neff

David C. Karp

(c)                                                                                  if to any Other Marquee Investor, to the address specified for such Other Marquee Investor on Schedule 1 hereto.

7.7           Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party hereto upon any breach or default of another party under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.8           Counterparts.  This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

7.9           Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

7.10         Titles and Subtitles.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

7.11         Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each party hereto shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions.

7.12         No Strict Construction.  This Agreement shall be deemed to be collectively prepared by the parties hereto, and no ambiguity herein shall be construed for or against any party based upon the identity of the author of this Agreement or any provision hereof.

7.13         Amendment and Waiver.  Any provision of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Principal Investors; provided that (i) no such amendment shall impose or increase any liability or obligation on a Stockholder without the prior written consent of such Stockholder, (ii) no such amendment has a disproportionately adverse effect on any Stockholder in relation to the other Stockholders without the prior written consent of such Stockholder.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Stockholder and the Company and (iii) no such amendment shall be made to Section 4(c) without the prior written consent of the Company.

7.14         No Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any document or instrument delivered in connection with this Agreement shall be had against any current or future director, officer, employee, agent, general or limited partner or member of any Stockholder or any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed upon or otherwise be incurred by any current or future director, officer, employee, agent, general or limited partner or member of any Stockholder or any Affiliate or assignee thereof, as such, for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

[THIS SPACE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MARQUEE HOLDINGS INC.

By:	/s/ Craig R. Ramsey
Name: Craig R. Ramsey
Title: Executive Vice President and Chief Financial Officer

J.P. MORGAN PARTNERS (BHCA), L.P.

BY:	JPMP MASTER FUND MANAGER, L.P.,
ITS GENERAL PARTNER
BY:	JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:	/s/ Stephen P. Murray
Name: Stephen P. Murray
Title: Managing Director

J.P. MORGAN PARTNERS GLOBAL INVESTORS, L.P.

BY:	JPMP GLOBAL INVESTORS, L.P.,
ITS GENERAL PARTNER
BY:	JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:	/s/ Stephen P. Murray
Name: Stephen P. Murray
Title: Managing Director

J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN), L.P.

BY:	JPMP GLOBAL INVESTORS, L.P.,
ITS GENERAL PARTNER
BY:	JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:	/s/ Stephen P. Murray
Name: Stephen P. Murray
Title: Managing Director

J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN) II, L.P.

BY:	JPMP GLOBAL INVESTORS, L.P.,
ITS GENERAL PARTNER
BY:	JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:	/s/ Stephen P. Murray
Name: Stephen P. Murray
Title: Managing Director

J.P. MORGAN PARTNERS GLOBAL INVESTORS (SELLDOWN), L.P.

BY:	JPMP GLOBAL INVESTORS, L.P.,
ITS GENERAL PARTNER
BY:	JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:	/s/ Stephen P. Murray
Name: Stephen P. Murray
Title: Managing Director

AMCE (GINGER), L.P.

BY:	JPMP GLOBAL INVESTORS, L.P.,
ITS GENERAL PARTNER
BY:	JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:	/s/ Stephen P. Murray
Name: Stephen P. Murray
Title: Managing Director

AMCE (LUKE), L.P.

BY:	JPMP GLOBAL INVESTORS, L.P.,
ITS GENERAL PARTNER
BY:	JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:	/s/ Stephen P. Murray
Name: Stephen P. Murray
Title: Managing Director

AMCE (SCARLETT), L.P.

BY:	JPMP GLOBAL INVESTORS, L.P.,
ITS GENERAL PARTNER
BY:	JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:	/s/ Stephen P. Murray
Name: Stephen P. Murray
Title: Managing Director

APOLLO INVESTMENT FUND V, L.P.

BY:	APOLLO ADVISORS V, L.P.,
ITS GENERAL PARTNER
BY:	APOLLO CAPITAL MANAGEMENT V, INC.
ITS GENERAL PARTNER

By:	/s/ Patricia M. Navis
Name: Patricia M. Navis
Title: Vice President

APOLLO OVERSEAS PARTNERS V, L.P.

BY:	APOLLO ADVISORS V, L.P.,
ITS GENERAL PARTNER
BY:	APOLLO CAPITAL MANAGEMENT V, INC.
ITS GENERAL PARTNER

By:	/s/ Patricia M. Navis
Name: Patricia M. Navis
Title: Vice President

APOLLO NETHERLANDS PARTNERS V(A), L.P.

BY:	APOLLO ADVISORS V, L.P.,
ITS GENERAL PARTNER
BY:	APOLLO CAPITAL MANAGEMENT V, INC.
ITS GENERAL PARTNER

By:	/s/ Patricia M. Navis
Name: Patricia M. Navis
Title: Vice President

APOLLO NETHERLANDS PARTNERS V(B), L.P.

BY:	APOLLO ADVISORS V, L.P.,
ITS GENERAL PARTNER
BY:	APOLLO CAPITAL MANAGEMENT V, INC.
ITS GENERAL PARTNER

By:	/s/ Patricia M. Navis
Name: Patricia M. Navis
Title: Vice President

APOLLO GERMAN PARTNERS V GMBH & CO KG

BY:	APOLLO ADVISORS V, L.P.,
ITS GENERAL PARTNER
BY:	APOLLO CAPITAL MANAGEMENT V, INC.
ITS GENERAL PARTNER

By:	/s/ Patricia M. Navis
Name: Patricia M. Navis
Title: Vice President

WESTON PRESIDIO CAPITAL IV, L.P.

By:	/s/ David L. Ferguson
Name: David L. Ferguson
Title: General Partner

WPC ENTREPRENEUR FUND II, L.P.

By:	/s/ David L. Ferguson
Name: David L. Ferguson
Title: General Partner

SSB CAPITAL PARTNERS (MASTER FUND) I, L.P.

By:	/s/ Todd Benson
Name: Todd Benson
Title: Co-President

CAISSE DE DEPOT ET PLACEMENT DU QUEBEC

By:	/s/ Eric Lachance
Name: Eric Lachance
Title: Investment Manager

/s/ Normand Provost
Normand Provost
Executive VP Private Equity

CO-INVESTMENT PARTNERS, L.P.

BY: CIP PARTNERS, LLC ITS GENERAL PARTNER

By:	/s/ Bart D. Osman
Name: Bart D. Osman
Title: Member

CSFB STRATEGIC PARTNERS HOLDINGS II, L.P.

By:	/s/ Peter Song
Name: Peter Song
Title: Vice President

CSFB STRATEGIC PARTNERS PARALLEL HOLDINGS II, L.P.

By:	/s/ Peter Song
Name: Peter Song
Title: Vice President

GSO CREDIT OPPORTUNITIES FUND (EMPLOYEE), L.P.

f/k/a CSFB CREDIT OPPORTUNITIES FUND (EMPLOYEE), L.P.

By:	GSO Capital Partners LP, as
Investment Manager

By:	/s/ George Fan
Name: George Fan
Title: Managing Director

GSO CREDIT OPPORTUNITIES FUND (HELIOS), L.P.

CSFB CREDIT OPPORTUNITIES FUND (HELIOS), L.P.

By:	GSO Capital Partners LP, as
Investment Manager

By:	/s/ George Fan
Name: George Fan
Title: Managing Director

CREDIT SUISSE ANLAGESTIFTUNG BY: PARTNERS GROUP (GUERNSEY) LIMITED, UNDER POWER OF ATTORNEY

/s/ Denis O’Malley
Denis O’Malley, Director

/s/ Mark Rowe
Mark Rowe, Director

PEARL HOLDING LIMITED EXECUTED BY ITS INVESTMENT MANAGER, PEARL MANAGEMENT LIMITED

By:	/s/ Denis O’Malley
Denis O’Malley, Director

By:	/s/ Mark Rowe
Mark Rowe, Director

PARTNERS GROUP PRIVATE EQUITY PERFORMANCE HOLDING LIMITED

By:	/s/ Denis O’Malley
Denis O’Malley, Authorized Signatory

By:	/s/ Mark Rowe
Mark Rowe, Director

VEGA INVEST (GUERNSEY) LIMITED

By:	/s/ Denis O’Malley
Denis O’Malley, Director

By:	/s/ Mark Rowe
Mark Rowe, Director

ALPINVEST PARTNERS CS INVESTMENTS 2003 C.V., by AlpInvest Partners 2003 B.V., its general partners, in its turn represented by AlpInvest Partners N.V., its managing director

By:	/s/ E.M.J. Thyssen
Name: E.M.J. Thyssen
Title: Managing Partner

ALPINVEST PARTNERS LATER STAGE CO- INVESTMENTS CUSTODIAN II B.V., represented by AlpInvest Partners N.V., its managing director

By:	/s/ E.M.J. Thyssen
Name: E.M.J. Thyssen
Title: Managing Partner

ALPINVEST PARTNERS LATER STAGE CO- INVESTMENTS CUSTODIAN IIA B.V., represented by AlpInvest Partners N.V., its managing director

By:	/s/ E.M.J. Thyssen
Name: E.M.J. Thyssen
Title: Managing Partner

SCREEN INVESTORS 2004, LLC

By:	/s/ Christopher Fillo
Name: Christopher Fillo
Title: Vice President Main Street Advisors, Inc. its Manager

Schedule 1

Name of Other Marquee Investor	Address
Weston Presidio Capital IV, L.P.	108 South Frontage Road West Suite 307 Vail, Colorado 81657 Attention: Dave Ferguson Facsimile: (970) 476-7900

WPC Entrepreneur Fund II, L.P.	108 South Frontage Road West Suite 307 Vail, Colorado 81657 Attention: Dave Ferguson Facsimile: (970) 476-7900

Co-Investment Partners, L.P.	660 Madison Avenue, 23rd Floor New York, New York 10021 Attention: Bart Osman Facsimile: (212) 754-1494

Caisse de Depot et Placement du Quebec	1000, Place Jean-Paul-Riopelle, 4th Floor Montreal, Quebec H2Z 2B3 Canada Attention: Jacques Marchand Facsimile: (514) 847-5980

AlpInvest Partners CS Investments 2003 C.V.	600 Fifth Avenue, 17th Floor New York, New York 10020 Attention: Iain Leigh Facsimile:

AlpInvest Partners Later Stage Co-Investments Custodian II B.V.	600 Fifth Avenue, 17th Floor New York, New York 10020 Attention: Iain Leigh Facsimile:

AlpInvest Partners Later Stage Co-Investments Custodian IIA B.V.	600 Fifth Avenue, 17th Floor New York, New York 10020 Attention: Iain Leigh Facsimile:

SSB Capital Partners (Master Fund) I, L.P.	388 Greenwich Street, 32nd Floor New York, NY 10013 Attention: Rakesh K. Jain Facsimile: 212-816-0221

CSFB Strategic Partners Holdings II, L.P.	Eleven Madison Avenue, 16th Floor New York, New York 10010 Attention: Peter Song Facsimile: (646) 935-7048

CSFB Strategic Partners Parallel Holdings II, L.P.	Eleven Madison Avenue, 16th Floor New York, New York 10010 Attention: Peter Song Facsimile: (646) 935-7048

GSO Credit Opportunities Fund (Employee), L.P.	Eleven Madison Avenue, 16th Floor New York, New York 10010 Attention: Peter Song Facsimile: (646) 935-7048

GSO Credit Opportunities Fund (Helios), L.P.	Eleven Madison Avenue, 16th Floor New York, New York 10010 Attention: Peter Song Facsimile: (646) 935-7048

Credit Suisse Anlagestiftung	126 East 56th Street, 11th Floor New York, New York 10022 Attention: Andreas Baumann Facsimile: (212) 763-4701

Pearl Holding Limited	126 East 56th Street, 11th Floor New York, New York 10022 Attention: Andreas Baumann Facsimile: (212) 763-4701

Partners Group Private Equity Performance Holding Limited	126 East 56th Street, 11th Floor New York, New York 10022 Attention: Andreas Baumann Facsimile: (212) 763-4701

Vega Invest (Guernsey) Limited	126 East 56th Street, 11th Floor New York, New York 10022 Attention: Andreas Baumann Facsimile: (212) 763-4701

Screen Investors 2004, LLC	3110 Main Street, Suite 300 Santa Monica, CA 90405 Attention: Christopher M. Fillo Facsimile: 310-392-3541